                                                                  Exhibit 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the reference to our firm under the captions "Federal Income Tax Consequences" and "Experts" in the Registration Statement on Form S-4 of Oglebay Norton Holding Company and related Proxy Statement-Prospectus of Oglebay Norton Company and Oglebay Norton Holding Company for the registration of 7,303,332 Common Shares of Oglebay Norton Holding Company and to the attachment thereto as an exhibit our opinion regarding the federal income tax consequences of the reorganization and merger described in the Registration Statement and related Proxy Statement-Prospectus.


                                        /s/ Deloitte & Touche LLP
                                        Deloitte & Touche LLP


Cleveland, Ohio
April 6, 1998